[SUPPORT.COM LOGO OMITTED]

FOR IMMEDIATE RELEASE
---------------------

                       SUPPORT.COM EXCEEDS FOURTH QUARTER
                       AND YEAR-END FINANCIAL EXPECTATIONS

  -- COMPANY INCREASES GUIDANCE FOR 1Q01, FULL-YEAR 2001 AND FULL-YEAR 2002 --


>> 4Q00 revenues increased 391% year-over-year and 47% sequentially over prior quarter
>> Net Operating Loss per share of $0.20, 4 cents or 17% better than consensus for the quarter
>> Significant momentum with large enterprise and service provider customers >> Multi-language eSupport solutions further extended to global customers and partners

REDWOOD CITY, CA, JANUARY 16, 2001 -- Support.com, Inc. (NASDAQ: SPRT), the leading provider of support infrastructure software for digital businesses, today announced financial results for its fourth quarter and year-ended December 31, 2000.

Support.com ended its first year as a public company with record growth, improved operating results, and continued technology innovation.

The Company reported fourth quarter revenues of $7.9 million, an increase of 391% from $1.6 million reported in the comparable period a year ago and an increase of 47% from $5.4 million reported in the third quarter 2000. Support.com licenses its software through term and perpetual license agreements, the majority of which are term licenses. Revenue for term licenses is recognized monthly over the subscription period, which is typically 36 months. Both deferred revenues and order backlog continued to grow, reaching record levels.

Revenue from software licenses for the fourth quarter of 2000 was $6.0 million, a 396% increase over $1.2 million reported in the fourth quarter 1999 and a 52% increase over the $4.0 million reported in the third quarter 2000. Revenue from services for the fourth quarter 2000 was $1.9 million, a 376% increase over $0.4 million in the comparable year-ago period and an increase of 34% over the $1.4 million reported in the third quarter 2000.

For the full-year ended December 31, 2000, total revenue was $18.7 million, an increase of 481% from the $3.2 million reported in the comparable period a year ago. License revenue was $13.7 million, an increase of 420% over $2.6 million reported in the comparable 1999 period. Revenue for services increased 767% to $4.9 million, as compared to $0.6 million reported for the full year ended December 31, 1999.

Net loss for the quarter excluding certain non-cash charges was $5.8 million or $0.20 per share, beating the First Call consensus estimate of $0.24 per share. During the corresponding quarter in fiscal 1999, the comparable net loss was $3.9 million or $0.17 per share. Notably, fourth quarter results were a marked improvement over the third quarter net loss of $6.7 million or $0.24 per share, excluding certain non-cash charges. Net loss for the full-year 2000 excluding certain non-cash charges was $24.9 million or $0.94 per share, compared to a net loss of $9.7 million or $0.48 per share, excluding certain non-cash charges, for the comparable 1999 period.

The Company reported fourth quarter cash, cash equivalent and short-term investment balances of $51.5 million. Cash used for operations during the fourth quarter 2000 was $3.8 million compared to $6.0 million reported in the previous quarter. Deferred revenue grew by 30% to $12.1 million as of December 31, 2000.

                                    - MORE -

SUPPORT.COM REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS
PAGE 2 OF 7

Radha Basu, President and Chief Executive Officer of Support.com stated, "This has been a landmark year for our Company and the strongest quarter in our history. We are very pleased with the progress made in carrying through on our core initiatives of expanding our worldwide customer, channel and technology footprint. By the end of fiscal year 2000, Support.com doubled its team, tripled its customer base, quadrupled its revenues, and delivered cutting edge global eSupport products."

RECENT HIGHLIGHTS
Support infrastructure software continues to be a priority in IT spending as evidenced by the continued strong demand seen in the fourth quarter. The company's performance highlights include:

- ADDED OVER 15 NEW CUSTOMERS, BRINGING THE TOTAL NUMBER TO OVER 90. Received new and repeat orders from eBusinesses across industries, including Boeing, IBM Personal Systems Group, Clorox, NCR, Comcast Cable Communications, Netway, Samsung Electronics, CompuCom, among others.

- INCREASED CUSTOMER COVERAGE THROUGH DISTRIBUTION CHANNELS. Announced strategic partnerships with GE Capital IT Solutions, Perot Systems, Entex and Sitel. The Company also launched PartnerConnect, a new initiative designed to provide system integrators, outsourcers and resellers reduced sales cycles through collaborative information sharing and real-time access.

-    EXPANDED SUPPORT INFRASTRUCTURE SOLUTIONS FOR INTERNET SERVICE PROVIDERS
     (ISPS). Responding to the escalating needs of the service provider market, two new products were introduced to help service providers accelerate broadband deployment and expand their service offerings. The Company also announced the addition of RCN and Comcast Cable Communications to its growing list of global broadband customers, which includes Excite@Home, Globo Cabo and StarHub Internet.

- TWO PATENTS ISSUED FOR SMARTISSUE(TM) AND DNA PROBE(TM) TECHNology. SmartIssue(TM) technology automatically collects personalized information about the user, the system and the problem, and intelligently connects users to the support tools, personnel and communication channels that best resolve the support request. The patent related to the DNA Probe(TM) is our second patent regarding this technology which automatically identifies the characteristics of each users' software applications and operating systems components and tracks them over time. The Company now has three patents and six pending.

- CONTINUED TO EXPAND GLOBAL PRODUCT SUITE TO LEVERAGE FIRST-TO-MARKET ADVANTAGE. Introduced Portuguese and two versions of Chinese languages to its Version 4 product suite. The Company's comprehensive eSupport solutions are now available in nine (French, German, Spanish, English, Portuguese, Korean, Simplified Chinese, Traditional Chinese, and Japanese) languages, making Support.com the first and only company to deliver multi-language solutions that address the eSupport infrastructure needs of global businesses.

- STRENGTHENED ITS INTERNATIONAL DISTRIBUTION CHANNELS AND MANAGEMENT ORGANIZATION. Recent examples of channel sell-through include Toshiba through Sykes Enterprises, Elsevier through IP Globalnet, and Samsung Electronics through Samsung SDS. Tony Rodoni, previously vice president of Marketing, was appointed president and general manager of European Operations and will be based in the company's London headquarters.

The Company also announced today, the appointment of Bruce Mowery to head up its worldwide marketing organization. He brings more than 20 years of technology marketing experience to his position, including almost 10 years at Apple Computer. Mowery will focus on stimulating market demand, while further establishing Support.com as the preferred brand for eSupport infrastructure.

SUPPORT.COM REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS
PAGE 3 OF 7

GUIDANCE
Based on the Company's strong performance to date and the current market environment, the Company raised near and longer-term revenue and profitability targets. For Q1 2001, the Company provided guidance for revenue in the range of $8.5 to $8.7 million, which is approximately 9% higher than the current consensus estimate of $7.9 million. As a result, guidance for Q1 2001 net loss per share, excluding certain non-cash charges, is in the range of $0.18 to $0.19. For 2001, revenue guidance was increased by 9% to a range of $43 to $45 million. For 2002, revenue guidance was increased by 10% to a range of $73 to $77 million. The Company expects to reach cash flow break-even in the first quarter 2002 and earnings break-even, excluding certain non-cash charges, in the third quarter 2002.

Basu stated, "In 2000, Support.com has exceeded its operational and financial benchmarks. Additionally, we are advancing both cash flow break-even and profitability one quarter ahead of consensus estimates. This is truly a testament to our market leadership, excellent customer momentum, product demand, strong management team and great execution."

Support.com will be hosting an earnings release conference call today at 5:00 p.m. (EST). Interested parties may participate in a listen-only mode via a real-time web cast by visiting the Company web site (WWW.SUPPORT.COM). A replay of the call will be available for thirty days on the Web site for those unable to listen today.

ABOUT SUPPORT.COM
Support.com (Nasdaq: SPRT) is the leading provider of support infrastructure software essential for digital business. Corporate enterprises and service providers select Support.com because its unique software platform allows businesses to automate and personalize the support they provide to their customers, partners and employees. With the growing reliance on digital processes to drive business operations and growth, we believe companies face a tremendous burden: the fundamental need to better support users, systems and processes. Support.com customers have successfully deployed the Company's infrastructure throughout a range of Intranet and Extranet-based environments. Fortune 1000 companies using Support.com's software include corporate enterprises like GE, Cisco, Delta, Fidelity, and Boeing, plus service providers and OEMs like IBM, Sony and Excite@Home. A recognized technology leader, Support.com has received three patents for its DNA Probe(TM) and SmartIssue(TM) technologies. Additionally, it has six patents pending. Support.com's headquarters are in Redwood City, California, with offices in major financial markets around the world.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS INCLUDING STATEMENTS WITHIN THE MEANING OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 SUCH AS STATEMENTS RELATED TO FUTURE REVENUE, LOSS, AND BREAK-EVEN GUIDANCE. THESE STATEMENTS ARE NOT GUARANTEES OF FUTURE RESULTS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE ACTUAL RESULTS TO BE MATERIALLY DIFFERENT FROM THE RESULTS EXPRESSED OR IMPLIED BY THESE STATEMENTS, INCLUDING BUT NOT LIMITED TO: THE COMPANY'S LIMITED OPERATING HISTORY, COMPETITION FROM OTHER VENDORS, LACK OF MARKET ACCEPTANCE OF NEW PRODUCTS, CONTINUED ACCEPTANCE OF TERM DEALS, LACK OF RENEWALS OF TERM DEALS, ABILITY TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES, INABILITY TO EXPAND OPERATIONS TO SUPPORT INCREASED GROWTH, ACTIVITIES BY SUPPORT.COM AND OTHERS REGARDING PROTECTION OF INTELLECTUAL PROPERTY RIGHTS, AND ECONOMIC DOWNTURNS IN EITHER DOMESTIC OR FOREIGN MARKETS. A FULLER DISCUSSION OF THE RISKS AND UNCERTAINTIES THAT COULD AFFECT SUPPORT.COM ARE SET FORTH IN THE RISK FACTORS SECTION OF SUPPORT.COM'S REGISTRATION STATEMENT ON FORM S-1 AND THE QUARTERLY REPORT ON FORM 10-Q ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS RELEASE ARE BASED UPON INFORMATION KNOWN TO SUPPORT.COM AS OF THE DATE OF THIS RELEASE, AND SUPPORT.COM ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS.

Support.com, SmartIssue and DNA Probe are trademarks of Support.com, Inc. in the U.S. and other countries. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

SUPPORT.COM REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS
PAGE 4 OF 7

FOR INVESTOR AND MEDIA RELATIONS INQUIRIES:

Sonali Sen                                  Chris Fullam
Director, Investor Relations                Investor Relations for Support.com
650/556-8539                                212/299-3956
IR@SUPPORT.COM                              IR@SUPPORT.COM

SUPPORT.COM REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS
PAGE 5 OF 7


                                SUPPORT.COM, INC.
            PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
   EXCLUDING AMORTIZATION OF PURCHASED TECHNOLOGY, DEFERRED STOCK COMPENSATION
             AND ACCRETION ON REDEEMABLE CONVERTIBLE PREFERRED STOCK
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)


                                                         THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                            DECEMBER 31,              DECEMBER 31,
                                                            ------------              ------------
                                                          1999        2000         1999        2000
                                                          ----        ----         ----        ----

REVENUES:
   License fees                                        $ 1,212     $ 6,010      $ 2,642     $ 13,732
   Services                                                390       1,857          569        4,934
                                                       -------     -------      -------     --------
     TOTAL REVENUES                                      1,602       7,867        3,211       18,666

COSTS AND EXPENSES:
   Cost of license fees                                      1         209            4        1,405
   Cost of services                                        524       1,952          965        5,910
   Research and development                                847       3,549        2,348       10,913
   Sales and marketing                                   3,343       7,367        7,924       22,754
   General and administrative                              873       1,495        1,845        4,325
                                                       -------     -------      -------     --------
     TOTAL COSTS AND EXPENSES                            5,588      14,572       13,086       45,307

LOSS FROM OPERATIONS                                    (3,986)     (6,705)      (9,875)     (26,641)

Interest income (expense) and other income, net            102         900          170        1,718
                                                       -------     -------      -------     --------

NET LOSS                                                (3,884)     (5,805)      (9,705)     (24,923)
                                                       -------     -------      -------     --------

Net loss per share                                     $ (0.17)    $ (0.20)     $ (0.48)    $  (0.94)
                                                       -------     -------      -------     --------

Weighted average shares used in
   share calculation                                    22,298      29,754       20,137       26,486
                                                        ------      ------       ------       ------



--------------------------------------------------------------------------------

The above pro forma amounts for the quarter and year ended December 31, 1999 and 2000 have been adjusted to eliminate the amortization of purchased intangibles and deferred stock-based compensation and a deemed preferred stock dividend.


Additionally, included in the weighted average shares used in share calculation is the pro forma effect of the automatic conversion of the Company's convertible preferred stock into shares of common stock, effective upon the closing of the Company's initial public offering, as if such conversion occurred at the beginning of each period presented.

SUPPORT.COM REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS
PAGE 6 OF 7


                                SUPPORT.COM, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS; UNAUDITED)


                                                         THREE MONTHS ENDED       TWELVE MONTHS ENDED
                                                            DECEMBER 31,              DECEMBER 31,
                                                            ------------              ------------
                                                          1999        2000         1999        2000
                                                          ----        ----         ----        ----

REVENUES:
   LICENSE FEES                                        $ 1,212     $ 6,010     $  2,642     $ 13,732
   Services                                                390       1,857          569        4,934
                                                       -------     -------     --------     --------
     TOTAL REVENUES                                      1,602       7,867        3,211       18,666

COSTS AND EXPENSES:
   Cost of license fees                                      1         209            4        1,405
   Cost of services                                        524       1,952          965        5,910
   Amortization of purchased technology and other
      intangibles                                           --       1,064           --        1,158
   Research and development                                847       3,549        2,348       10,913
   Sales and marketing                                   3,343       7,367        7,924       22,754
   General and administrative                              873       1,495        1,845        4,325
   Amortization of deferred stock compensation           2,111       1,572        3,809       10,787
                                                       -------     -------     --------     --------
     TOTAL COSTS AND EXPENSES                            7,699      17,208       16,895       57,252

LOSS FROM OPERATIONS                                    (6,097)     (9,341)     (13,684)     (38,586)

Interest income (expense) and other income, net            102         900          170        1,718
                                                       -------     -------     --------     --------

NET LOSS                                                (5,995)     (8,441)     (13,514)     (36,868)

Accretion on redeemable convertible preferred stock       (412)         --       (1,072)        (885)
                                                       -------     -------     --------     --------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS           $(6,407)    $(8,441)    $(14,586)     (37,753)
                                                       -------     -------     ---------    --------

Basic and diluted net loss per share                   $ (0.95)    $ (0.28)    $  (2.20)    $  (2.09)
                                                       -------     -------     --------     --------

Shares used in computing basic and
      diluted net loss per share                         6,741      29,754        6,643       18,102
                                                       -------     -------     --------     --------

Pro forma basic and diluted net loss
      per share                                                                             $  (1.39)
                                                                                            --------

Shares used in computing pro forma
      basic and diluted net loss per share                                                    26,486
                                                                                            --------


SUPPORT.COM REPORTS RECORD FOURTH QUARTER AND YEAR-END RESULTS
PAGE 7 OF 7


                                SUPPORT.COM, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                          DECEMBER 31,      DECEMBER 31,
                                                                             1999              2000
                                                                             ----              ----

ASSETS
CURRENT ASSETS:
   Cash, cash equivalents and short term investments                       $ 12,489         $ 51,513
   Accounts receivable, net                                                   3,450            7,872
   Other current assets                                                         618            3,255
                                                                           --------         --------
     TOTAL CURRENT ASSETS                                                     6,557           62,640
Property and equipment, net                                                     881            2,420
Other assets                                                                    254            5,512
                                                                           --------         --------

TOTAL ASSETS                                                               $ 17,692         $ 70,572
                                                                           ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
   Accounts payable and accrued compensation                               $  1,678         $  3,207
   Other accrued liabilities                                                    494            5,094
   Notes payable, current portion                                               921               --
   Capital lease obligations, current portion                                   274              620
   Deferred revenue                                                           3,072           12,107
                                                                           --------         --------
     TOTAL CURRENT LIABILITIES                                                6,439           21,028

Notes payable, net of current portion                                         1,478               --
Capital lease obligations, net of current portion                               799            1,221
Other long term liabilities                                                      --            2,164
Commitments
Redeemable convertible preferred stock                                       21,449               --
STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY):
   Convertible preferred stock                                                    1               --
   Common stock                                                                   1                3
   Additional paid-in capital                                                20,016          108,558
   Notes receivable from stockholders                                        (1,450)          (2,051)
   Deferred stock compensation                                              (14,777)          (7,219)
   Accumulated deficit                                                      (16,264)         (53,132)
                                                                           --------         --------
     Stockholders' equity (net capital deficiency)                          (12,473)          46,159
                                                                           --------         --------
Total liabilities and stockholders' equity
       (net capital deficiency)                                            $ 17,692         $ 70,572
                                                                           ========         ========